ASSET PURCHASE AGREEMENT

                                MTN HOLDINGS INC.



                                        &



                         DVIR & STOLER ENTERPRISES, INC.





                           RAICE PAYKIN & KRIEG & LLP

                               185 MADISON AVENUE

                                   TENTH FLOOR

                            NEW YORK, NEW YORK 10016



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         THIS ASSET PURCHASE AGREEMENT made the day of August, 2001, by and among MTN Holdings Inc., a Nevada corporation, with its offices at 131 West 35th Street (5th floor) New York, New York 10016 (hereinafter referred to as "MTNO") and Dvir & Stoler Enterprises, Inc., with its offices at 31 West 47th Street (6th floor) New York, New York 10036 (hereinafter referred to as "D&SE").

                                    RECITALS

D&SE is engaged in the business of first level refining of small pieces and particles of gold, silver and platinum alloys resulting from the manufacture of jewelry in order to remove foreign metals and other impurities (the "Business"). The Business does not include the refining of such precious metals into their pure form. D&SE wishes to sell to MTNO and MTNO wishes to buy, substantially all of D&SE's assets related to the Business and to assume only liabilities specified in this Agreement.

MTNO intends to form a subsidiary corporation which will acquire the assets to be sold to MTNO and to assume the obligations of MTNO under this Agreement and such documents specified herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings herein contained, the parties agree as follows.

1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below.

     (A) "ACQUISITION SUBSIDIARY" shall mean the corporation to be established by MTNO to acquire the Assets as contemplated by this Agreement.

     (B) "ASSETS" shall include the Equipment, the Customer and Vendor Lists, and the Other Property together with any and all other assets and property used in or relating to the Business, including without limitation service and equipment rental agreements, provided, however, that the term "Assets" does not include accounts receivable.

     (C) "ASSUMED LIABILITIES" shall mean only those liabilities of D&SE listed in Exhibit 1(c). Under no circumstances shall the Assumed Liabilities include unfunded pension liabilities, taxes payable by D&SE, tort liabilities, product warranty liabilities, criminal claims, pending or threatened litigation, and any other liabilities of any kind, whether disclosed or undisclosed.

     (D) "BUSINESS KNOW-HOW" shall mean all the technical information, processes, and trade secrets, if any, in possession of DS&E relating to the Business, including without limitation, to the extent they exist, methods of manufacture, laboratory journals, manufacturing, engineering and other drawings, design and engineering specifications, hardware, software and similar items recording or evidencing such information.

     (E) "CUSTOMER AND VENDOR LISTS" shall mean all names, addresses and all information in the possession of D&SE relating to customers and vendors for of D&SE in respect of the Business or planned for the Business.

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     (F) "DEPOSIT ESCROW AGREEMENT" shall mean an escrow agreement substantially in the form attached hereto as Exhibit 1(f).

     (G) "DEPOSIT ESCROW FUND" shall mean the amount to be deposited in accordance with Section 3(a)(i) plus all interest earned thereon.

     (H) "ENVIRONMENTAL LAW" shall mean any law or regulation that requires or relates to:

          (i) advising appropriate authorities, employees, or the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment;

          (ii) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the environment;

          (iii) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (iv) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

          (v) protecting resources, species, or ecological amenities;

          (vi) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (vii) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     (I) "EQUIPMENT" shall mean all machinery and equipment used by D&SE in the operation of the Business. The Equipment is listed in Exhibit 1(i).

     (J) "ESCROW AGENT" shall mean D&SE's attorneys as escrow agent under the Deposit Escrow Agreement.

     (K) "FORCE MAJEURE" shall mean (i) war, whether declared or undeclared, revolution or act of public enemy, (ii) riot or civil commotion, (iii) strike or lockout or stoppage or restraint of labor, (iv) act of God, (v) fire, flood, storm, tempest or washaway, (vi) act or restraint of any government or semi-governmental authority; or (vii) any other cause not reasonably within the affected party's control.

     (L) "MATERIAL" shall mean involving a loss, damage, liability, potential liability or exposure, exceeding, individually or in the aggregate, U.S. $10,000.00. Notwithstanding the preceding sentence, losses and exposures arising solely from changes in the price of gold, market conditions or the inability to collect accounts receivable shall not be deemed Material regardless of the dollar amount involved, and that the loss of old accounts and/or their replacement by new

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accounts, if any, in the ordinary course of business shall not be deemed
Material unless the amounts involved are not reasonably consistent with prior experience in the Business.

     (M) "OTHER PROPERTIES" shall mean:

          (i) all real or personal properties leased by D&SE for use in the operation of the Business;

          (ii) supply contracts, purchase contracts, service contracts and confidentiality agreements to which D&SE is a party and are related or connected with the Business;

          (iii) intangible assets (including intellectual property), including but not limited to pending or issued trademarks, brand names, service marks, trade secrets, know-how, pending or issued patents, confidential information, copyrights, domain names, franchises and licenses and authorizations relating to the Business; and

          (iv) all rights and claims of D&SE relating to the Business, including claims under insurance policies for damages or losses suffered by D&SE or for damage to equipment, inventory or the properties to the extent that such damage to equipment, inventory or properties has occurred between signing and closing and has not been repaired or replaced prior to the closing or for which there has not been an offset against the purchase price.

2. SALE AND PURCHASE OF ASSETS. Upon the terms and subject to the conditions hereinafter set forth, at the Closing, D&SE shall sell to MTNO, and MTNO shall purchase, the Assets at the price set forth in Section 3 and MTNO will assume the Assumed Liabilities. MTNO may designate a subsidiary to purchase and take title to the Assets under this Agreement provided MTNO shall first deliver to D&SE a duly executed assignment of this Agreement containing an assumption by such assignee of all obligations and liabilities of MTNO hereunder, all in form suitable for recording. Upon such assignment, the assignee shall succeed to the rights of MTNO hereunder and under any agreement or instrument theretofore or thereafter delivered pursuant hereto and shall assume and thereafter promptly pay and perform all of the obligations of MTNO hereunder, including without limitation's, all of the obligations of MTNO under this Agreement, the Deposit Escrow Agreement, the Note and the security agreement referred to in Section 10(c)(iv). No such designation of a nominee, however, shall relieve or discharge MTNO of direct or primary liability under any of the foregoing.

3. PURCHASE PRICE, PAYMENT, SECURITY AND DEFAULT.

     (A) PURCHASE PRICE. The purchase price shall be One Million Dollars ($1,000,000), which shall be payable as follows.

          (i) TWENTY-FIVE THOUSAND DOLLARS ($25,000) simultaneous with the execution of this Agreement by check subject to collection, which sum shall be deposited with the Escrow Agent, to be held in accordance with the terms of the Deposit Escrow Agreement.

          (ii) NINE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($975,000) at Closing as follows:

     (A) FOUR HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($475,000) by wire transfer of certified or bank check payable to the order of D & SE; and

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     (B) FIVE HUNDRED THOUSAND DOLLARS ($500,000) with interest thereon at the rate of seven and one-half (71/2%) percent per annum by the payment of $22,499.80 one month after the date of Closing and monthly thereafter until the sum of $500,000 with interest has been paid. All sums paid on account of such sum shall first be credited to the payment of interest and the balance, if any, to the payment of principal, all as set forth in the amortization schedule annexed to Exhibit 3(a)(ii)(B). As Evidence of such debt, MTNO shall execute and deliver to D&SE at Closing, its promissory note in form similar to Exhibit 3(a)(ii)(B) hereof ("Note").

     (B) ALLOCATION OF PURCHASE PRICE. The purchase price shall be allocated as set forth in Exhibit 3(b). MTNO shall pay at closing any sales tax which may be applicable to the Equipment.

     (C) SECURITY FOR PAYMENT OF THE NOTE. As security for the timely and faithful payment of the installments due under the Note, at Closing, MTNO shall deliver a duly executed security agreement in form identical to Exhibit 3(c) hereto sufficient to create a first security interest and superior lien (when perfected) in favor of D&SE with respect to the Assets, accounts receivable created by MTNO or its assignee on and after the Closing with respect to the Business and inventory. In connection therewith, MTNO shall execute any and all documents reasonably necessary to create a first perfected security interest in the Collateral, as such term is defined in the security agreement, including but not limited to UCC-1 Filing Statements.

     (D) EVENTS OF DEFAULT. The following shall constitute a default hereunder:

          (i) There shall be any default in the payment of any installment of principal and interest under the Note when due and payable, whether at maturity, by acceleration, or otherwise;

          (ii) Any representation or warranty made in, or any financial statement or other information furnished by MTNO pursuant to, this Agreement shall prove to be false in any Material respect;

          (iii) MTNO or any guarantor of MTNO's obligations under the Note, Security Agreement or this Agreement shall: 1. make an assignment for the benefit of creditors or commence any proceeding seeking similar relief, whether judicial or otherwise; 2. consent to or apply for the appointment of a trustee, interim trustee, custodian or receiver for all or a major portion of its property; 3. commence any action or proceeding under any other federal or state bankruptcy, insolvency, composition, debtor relief, reorganization or other similar law, or suffer the commencement of such a proceeding against any of them (unless dismissed or stayed within 60 days) or suffer the entry of an order of insolvency or reorganization against any of them; 5. suffer the entry of a final judgment for the payment of money in a Material amount against any of them unless discharged within 30 days of its entry, or if later the expiration without appeal of the period within which an appeal may be taken; or 6. The dissolution of MTNO, whether voluntary or involuntary, or 7. the issuance of any attachment, garnishment, execution, federal tax levy, or other process or seizure against any Material amount of their property; and

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          (iv) Any material default in performance or compliance with any provision(s) of the Security Agreement.

In the event of a default as heretofore set forth, then the Note, at option of D&SE, shall immediately become due and payable by acceleration without notice or demand. D&SE shall have all rights as are provided by law and as may be set forth in the Note, Security Agreement or herein. Nothing herein contained shall be construed as a modification or limitation of any rights which D&SE may have in the event of a default.

The provisions of this Section 4 shall survive the Closing and shall remain in full force and effect until all obligations of MTNO to D&SE have been satisfied and paid in full.

4. REPRESENTATIONS AND WARRANTIES OF D&SE. D&SE represents and warrants to MTNO that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the time of Closing (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section).

     (A) ORGANIZATION AND QUALIFICATION. D&SE is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. It has no subsidiaries.

     (B) DUE AUTHORIZATION. All necessary corporate proceedings have been had to authorize the execution and delivery by D&SE of this Agreement and the consummation by D&SE of the transactions contemplated hereby.

     (C) LEGAL REQUIREMENTS. No notices, filings with the authorities, permits or authorizations are required to permit the consummation of the transfers and transactions contemplated by this Agreement.

     (D) POWER TO PERFORM. D&SE has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     (E) NO BREACH. The execution and delivery by D&SE of this Agreement and the consummation of the transactions contemplated hereby,

          (i) do not violate any provisions of the certificate of incorporation or bylaws of D&SE ; and

          (ii) will not violate, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any of the terms or provisions of any agreement or instrument to which D&SE is a party or by which D&SE or any of its property may be bound or affected.

     (F) ENFORCEABILITY. This Agreement constitutes the legal, valid, and binding obligation of D&SE, enforceable against D&SE in accordance with its terms.

     (G) ALL NECESSARY ASSETS. The Assets include all tangible and intangible assets required for the conduct of the Business as conducted during the preceding 12 months.

     (H) FINANCIAL STATEMENTS. D&SE's Balance Sheet dated as of _____, 2001, is true and correct in all material respects, has been prepared in accordance with generally accepted accounting principles consistently applied and presents fairly D&SE's financial position as of, and for the periods, indicated therein.

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     (I) ABSENCE OF CERTAIN CHANGES. Since the date of the aforementioned
Balance Sheet referred to above there has not been:

          (i) any sale, lease, abandonment or other disposition by D&SE of any Assets relating to the Business other than in the ordinary course of business;

          (ii) any Material damage, loss (whether or not covered by insurance) affecting such Assets;

          (iii) any change in the compensation of any employee except for normal year end raises in the ordinary course of D&SE's Business, or any hiring of any employee;

          (iv) any Material adverse change in the condition (financial or other) of the Business other than as the result of then current market conditions; or

          (v) any Material adverse changes in the value of the Assets other than depreciation in accordance with generally accepted accounting principles or increase in its liabilities (excluding in each case changes resulting solely from increases or decreases in the market price of gold) other than in the ordinary course of business, or

          (vi) any other transaction by D&SE not in the ordinary course of its business.

     (J) LITIGATION. There are no actions, suits, arbitrations or other proceedings or investigations pending or threatened against or affecting D&SE which would, if determined adversely to D&SE, affect the Business or MTNO's title to the Assets, or increase the Assumed Liabilities or create any mortgage, lien, charge or encumbrance thereon. D&SE is not subject to any order, writ, injunction or decree of any court or any federal, State, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to the Business or Assets.

     (K) CUSTOMER AND VENDOR LISTS. D&SE is the sole owner of the Customer and Vendor Lists free and clear of any claim thereto by any third party and of all mortgages, liens, charges or encumbrances whatsoever.

     (L) OWNERSHIP OF ASSETS. Except as specifically stated on an Exhibit 4(l) to this Agreement, the Assets owned by D&SE and being conveyed hereunder shall on the closing date be free and clear of all mortgages, liens, charges or encumbrances whatsoever.

     (M) CONDITION OF EQUIPMENT. The equipment is in operating condition and capable of performing the tasks required of it in the Business as presently operated,

     (N) PATENTS, TRADEMARKS, TRADE NAMES. D&SE has no patents or patent applications, and has not received notice of any claims by a third party suggesting that its conduct of the Business to date has infringed any patents held by a third party. D&SE has not received notice of any claims by a third party suggesting that D&SE's use of any trade marks or trade names would infringe the rights of any third party.

     (O) BUSINESS KNOW-HOW. The Business Know-How is owned by DS&E free and clear of all mortgages, liens, charges or encumbrances whatsoever. DS&E is free to transfer the Business Know-How to MTNO and has no obligation to pay any royalty to any third party with respect thereto. DS&E has not granted any license or other permission with respect to the use of such Know-How and DS&E has not received notice of any claims by a third party suggesting that DS&E's use of the Business Know-How would infringe the rights of any third party.

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     (P) REAL PROPERTY. D&SE does not own any real property and is not a lessor, sublessor or sublessee under any lease of real property. Exhibit 4(p) lists and describes all real property leased to D&SE. D&SE has delivered to MTNO correct and complete copies of the leases listed in Exhibit 4(p), receipt of which is hereby acknowledged. With respect to each lease listed in Exhibit 4(p):

          (i) the lease is legal, valid, binding, enforceable, and in full force and effect;

          (ii) the lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (iii) no party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (iv) no party to the lease has repudiated any provision thereof;

          (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease ;

          (vi) D&SE has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold;

          (vii) all facilities leased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

          (viii) all facilities leased thereunder are supplied with utilities and other services necessary for the operation of such facilities as the Business is currently operated;

          (ix) all necessary approvals and consents for the transfer and assignment of the lease to MTNO have been obtained and security deposits thereunder, if any, are being assigned to MTNO by the Assignment and Assumption Agreement referred to herein and will remain in place for MTNO's benefit, subject, however, to the provisions of the lease.

     (Q) ENVIRONMENTAL MATTERS.

          (i) D&SE is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. D&SE does not have any basis to expect, and has not received, any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any environmental law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which D&SE has had an interest, or with respect to any property or facility at or to which hazardous materials were generated, manufactured, refined, transferred, imported, used, or processed by D&SE, or any other person for whose conduct D&SE is or may be held responsible, or from which hazardous materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

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          (ii) There are no pending or, threatened claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any properties and assets (whether real, personal, or mixed) in which D&SE has or had an interest.

          (iii) D&SE has not received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to hazardous activity, hazardous materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any properties or assets (whether real, personal, or mixed) in which D&SE had an interest, or with respect to any property or facility.

          (iv) D&SE has no environmental, health, and safety liabilities with respect to any properties and assets (whether real, personal, or mixed) in which D&SE (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining any such other property or assets.

          (v) There are no hazardous materials present on or in the environment at D&SE's principal place of business. D&SE has not permitted or conducted, and is not aware of, any hazardous activity conducted with respect to any properties or assets (whether real, personal, or mixed) in which D&SE has or had an interest except in full compliance with all applicable Environmental Laws.

          (vi) DSE does not have any, nor has it ever had any, release or, threat of release, of any hazardous materials at or from any locations where any hazardous materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any properties and assets (whether real, personal, or mixed) in which D&SE has or had an interest.

     (R) EMPLOYEE CONTRACTS. D&SE is not a party to any collective bargaining or other contract with any of its employees. D&SE is not aware of any existing or threatened strike, labor action or demand for recognition against D&SE by any labor organization or of any pending or threatened claim under any sexual harassment, equal employment opportunity or occupational safety and health law. D&SE does not maintain any bonus, pension, profit sharing, deferred compensation, retirement, stock purchase, stock option, severance, hospitalization, insurance or other plan or arrangement providing benefits to any present or former employee or his dependents, beneficiaries or heirs. All employees are at will employees and may be terminated at any time with or without cause. Exhibit 4(r) constitutes a complete and true list of each employee of D&SE, their position, their compensation, their years with D&SE, their accrued vacation as of the date of the list and D&SE's custom or law as to severance pay and continued health coverage.

     (S) EXECUTORY CONTRACTS. The only executory contracts of D&SE being assumed by MTNO are listed on Exhibit 4(s) and all have been entered into in the ordinary course of business, were the result of arms length negotiations and were deemed fair and equitable when entered into and are so deemed by D&SE's management as of the Closing.

     (T) PENSION, BONUS, PROFIT SHARING & RETIREMENT PLANS. D&SE has no pension, bonus, profit-sharing or retirement plans for officers or employees, and is not required to

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contribute to any multi-employer pension plan. It is understood and agreed that no unfunded pension liabilities are being assumed by MTNO hereunder.

     (U) TAXES. Except as set forth in Exhibit 4(u), as of the Closing date, D&SE will not be liable for any taxes or assessments attributable to the operation of the Business (including without limitation of the foregoing, income taxes, excise, unemployment, social security, occupation, franchise, real or personal property, sales or use taxes, import duties or charges or any penalties or interest with respect thereof). Except for taxes for the current fiscal year from operations, and for taxes which may result from the transaction contemplated by this Agreement, all taxes which are or will become due and payable have been paid or will be paid when due or at such time as the due date for payment thereof may be extended, and all returns and reports required to be filed in connection therewith will be filed with the appropriate taxing authorities. All taxes and other assessments and levies which D&SE is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are not yet payable and are or will be held by D&SE for such payment.

     (V) COMPLIANCE WITH LAW. Except as set forth in Exhibit 4(v), D&SE's conduct of the Business has fully complied with all laws, ordinances, rulings and regulations of all constituted governmental authorities having jurisdiction with respect to the conduct of such Business, and no violations have been noted in, or issued by, any governmental authority in consequence of the conduct of such Business.

     (W) PURCHASE ORDERS AND CONTRACTS. D&SE is not aware of any facts which would indicate that any of the purchase orders and contracts to be assumed by MTNO at the Closing will result in a loss upon completion.

     (X) BROKERS. D&SE is obligated to pay a commission to TBC Business Brokers but that commission is the obligation of D&SE, and not MTNO, and shall be paid by D&SE pursuant to separate agreement. No other finders' fees or broker's commissions are payable connection with the transactions contemplated by this Agreement by reason of any action taken by DS&E.

     (Y) DISCLOSURE. No representation or warranty by D&SE in this Agreement or any statement furnished or to be furnished by D&SE pursuant hereto, or in conjunction with the transactions contemplated hereby, contains or will contain any untrue or misleading statement of a fact or omits or will omit to state a fact necessary to make the statements so made or furnished not misleading.

5. REPRESENTATIONS AND WARRANTIES OF MTNO. MTNO represents and warrants to D&SE that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing date (as though made then and as though the closing date were substituted for the date of this Agreement throughout this Section).

     (A) ORGANIZATION; QUALIFICATION. MTNO is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Any assignee of MTNO as permitted by this Agreement shall execute a separate document representing the state of its incorporation and the address of the principal place of its office.

     (B) DUE AUTHORIZATION. All necessary corporate proceedings have been had to authorize the execution and delivery by MTNO of this Agreement and the consummation by

                                       10
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MTNO of the transactions contemplated hereby, including but not limited to the delivery of the Note, Security Agreement and documents executed in connection therewith and such deliveries have in fact been authorized.

     (C) POWER TO PERFORM. MTNO has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     (D) NO BREACH. The execution and delivery by MTNO of this Agreement and the consummation of the transactions contemplated hereby,

          (i) do not violate any provisions of the certificate of incorporation or bylaws of MTNO, and

          (ii) will not violate, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any of the terms or provisions of any agreement or instrument to which MTNO is a party or by which MTNO or any of its property may be bound or affected.

     (E) ENFORCEABILITY. This Agreement constitutes the legal, valid, and binding obligation of MTNO, enforceable against MTNO in accordance with its terms.

     (F) FINANCIAL STATEMENTS. MTNO has heretofore furnished D&SE with copies of its Annual Report on Form 10-K for its most recent fiscal year, together with all filings made by MTNO with the Securities and Exchange Commission subsequent to the date of that Report. The financial statements included in such reports have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly MTNO's financial position and results of operations as of, and for the periods, indicated therein, subject, in the case of unaudited financial statements included therein to normal year-end adjustments.

     (G) DISCLOSURE. No representation or warranty by MTNO in this Agreement or any statement furnished or to be furnished by MTNO pursuant hereto, or in conjunction with the transactions contemplated hereby, contains or will contain any untrue or misleading statement of a material fact or omits or will omit to state a material fact necessary to make the statements so made or furnished not misleading.

     (H) BROKERS. MTNO is obligated to pay a commission to Fred Shakeridge in connection with the transaction, and shall be paid by MTNO pursuant to separate agreement. No other finders' fees or broker's commissions are payable connection with the transactions contemplated by this Agreement by reason of any action taken by MTNO.

In the event of an assignment of this Agreement, representations and warranties of Sections 5(a) through 5(e) shall be deemed applicable and binding upon and with respect to such assignee.

6. COVENANTS OF D&SE. D&SE covenants as follows.

     (A) ASSISTANCE AND COOPERATION. As promptly as practicable after the date of this Agreement, D&SE will make all filings required by law and obtain such approvals and consents or waivers as may be necessary to be made or obtained by them in order to consummate the contemplated transactions. Between the date of this Agreement and the closing date, D&SE will (i) cooperate with MTNO with respect to all filings that MTNO elects to make or is required by legal requirements to make in connection with the contemplated transactions, and (ii) cooperate with MTNO in obtaining all consents required from any person to effect the transactions

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

contemplated hereunder (including taking all actions requested by MTNO to cause early termination of any applicable waiting period).

     (B) ACCESS AND INVESTIGATION. Between the date of this Agreement and the closing date, D&SE will, and will cause its representatives to, (a) afford MTNO and its representatives (collectively, "MTNO's Advisors") full and free access to D&SE's personnel, properties (including subsurface and environmental compliance testing), contracts, books and records, and other documents and (b) furnish MTNO and MTNO's Advisors with copies of all such contracts, books and records, other documents and data as MTNO may reasonably request, and (c) furnish MTNO and MTNO's Advisors such additional financial, operating, and other data and information as MTNO may reasonably request. Such access shall be during normal business hours and shall not unreasonably interfere with the operation of the Business.

     (C) OPERATION OF THE BUSINESS. Between the date of this Agreement and the closing date, D&SE will:

          (i) operate the Business only in the ordinary course consistent with past practice and procedure and use its best efforts to preserve intact the current business organization, keep available the services of the current officers, employees, and agents, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with it;

          (ii) confer with MTNO concerning operational matters of a Material nature; and

          (iii) otherwise report periodically to MTNO concerning the status of its Business, and finances.

     (D) NOTIFICATION. Between the date of this Agreement and the closing date, D&SE will promptly notify MTNO in writing if D&SE becomes aware of any fact or condition that causes or constitutes a breach of any of D&SE's representations and warranties as of the date of this Agreement, or if D&SE becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. D&SE will promptly deliver to MTNO a letter specifying such change. During the same period D&SE will promptly notify MTNO of the occurrence of any breach of any covenant of D&SE in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

     (E) NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 10, D&SE will not, alone or through its representatives, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from any person relating to any transaction involving the sale of the Business or Assets or any of its capital stock, or any merger, consolidation, business combination, or similar transaction.

     (F) TRANSFER OF KNOW-HOW. For a period of not less than 12 months after the Closing, D&SE will make available to MTNO during normal business hours and at the MTNO business location at which the Business is conducted, the services of D&SE to teach the Know-how to one or more persons designated by MTNO. The parties anticipate that the services will be provided pursuant to a separate consulting agreement in the form of Exhibit 6(f).

7. COVENANTS OF MTNO. MTNO covenants as follows.

     (A) REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, MTNO will make all filings required to be made by it in order to consummate the contemplated transactions. Between the date of this Agreement and the closing date, MTNO will, and will: (i) cooperate with D&SE with respect to all filings that D&SE elects to make or is required by legal requirements to make in connection with the contemplated transactions, and (ii) cooperate with D&SE in obtaining all consents.

     (B) NOTIFICATION. Between the date of this Agreement and the Closing, MTNO will promptly notify D&SE in writing if MTNO becomes aware of any fact or condition that causes or constitutes a breach of any of MTNO's representations and warranties as of the date of this Agreement, or if MTNO becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. In such event MTNO will promptly deliver to D&SE a letter specifying such change. During the same period, MTNO will promptly notify D&SE of the occurrence of any breach of any covenant of MTNO in this Section or of the occurrence of any event that may make the satisfaction of the conditions in
Section 8 impossible or unlikely.

8. CONDITIONS PRECEDENT TO MTNO'S OBLIGATIONS. The obligations of MTNO hereunder shall be subject to the satisfaction, on or before the date of closing, of the following conditions precedent or concurrent.

     (A) TRUTH OF REPRESENTATIONS. Each of the representations and warranties of D&SE contained in this Agreement shall be true and correct at and as of the time of closing date as if made as of such time and the due diligence was completed to MTNO's satisfaction.

     (B) CONSENT TO ASSIGNMENT OF LEASE, EXECUTORY CONTRACTS BEING ASSUMED AND OTHER ASSETS THE TRANSFER OF WHICH REQUIRES CONSENT. D&SE shall have obtained, and delivered copies to MTNO, of all consents required for the assignment of its lease, the executory contracts being assumed by MTNO and all other contracts or instruments for which consent is required for the completion of the transactions contemplated by this Agreement.

     (C) DELIVERY OF DOCUMENTS. All documents required to be delivered by D&SE at or prior to the Closing shall have been delivered.

     (D) NO DAMAGE TO ASSETS OR MATERIAL ADVERSE CHANGE IN BUSINESS. No materially adverse change in the condition of the Assets (other than ordinary wear and tear) or in the Business of D&SE shall have occurred from the date of this Agreement until the Closing.

     (E) NON-COMPETITION AGREEMENT. Robert Stoler, Isaac Dvir D&SE and MTNO shall have entered into a separate indemnity and non-competition agreement in form identical to Exhibit 8(e) hereto.

     (F) OPINION OF COUNSEL. MTNO shall have received an opinion dated the date of Closing of Messrs. Skolnick, Hochberg & Bernfeld, P.C., counsel for D&SE in the form of Exhibit 8(f).

9. CONDITIONS PRECEDENT TO D&SE'S OBLIGATIONS. The obligations of D&SE hereunder shall be subject to the satisfaction, on or before the date of closing, of the following conditions precedent or concurrent.

     (A) TRUTH OF REPRESENTATIONS. Each of the representations and warranties of MTNO contained in this Agreement shall be true and correct at and as of the time of closing date as if made as of such time.

     (B) DELIVERY OF DOCUMENTS. All documents required to be delivered by MTNO at or prior to the closing shall have been delivered.

     (C) OPINION OF COUNSEL. D&SE shall have received an opinion dated the date of closing of Raice Paykin & Krieg LLP, counsel for MTNO in the form of Exhibit 9(c)

10. THE CLOSING. The Closing hereunder shall take place at 10:00 A.M. Eastern Standard Time at the offices of Raice Paykin & Krieg LLP or at such other time or place as the parties may mutually agree, on or before the expiration of sixty
(60) days from the date hereof. At the Closing:

     (A) DOCUMENTS TO BE EXECUTED BY THE PARTIES. DS&E and MTNO shall execute and deliver:

          (i) An Assignment and Assumption Agreement in the form of Exhibit 10(a)(i);

          (ii) A Deposit Escrow Agreement in form identical to Exhibit 1(f); and

          (iii) the Consulting Agreement referred to in Section 6(f)

     (B) DOCUMENTS TO BE DELIVERED BY D&SE. D&SE shall deliver to MTNO:

          (i) certified copies of resolutions of D&SE's Board of Directors authorizing execution and delivery of this Agreement and consummation of the transactions contemplated hereby;

          (ii) to the extent not previously delivered, the Customer and Vendor Lists;

          (iii) the opinion referred to in Section 8(f);

          (iv) consent(s) of landlord(s);

          (v) evidence reasonably satisfactory to MTNO that all claims of D&SE's present employees employed in the Business for salary, accrued vacation, sick leave and other employee benefits accrued through the closing date have been paid; and

          (vi) an indemnity and non-competition agreement referred to in Section 8(e), duly executed by each of the shareholders of D&SE.

     (C) DOCUMENTS TO BE DELIVERED BY MTNO TO D&SE. MTNO will deliver to D&SE:

          (i) certified copies of resolutions of MTNO's Board of Directors authorizing execution and delivery of this Agreement and consummation of the transactions contemplated hereby;

          (ii) the Note

          (iii) the opinion referred to in Section 9(c);

          (iv) the Security Agreement and UCC-1 Financing Statements;

          (v) if MTNO's rights under this Agreement have been assigned to another corporation, a guarantee (in substantially the form heretofore agreed by the parties) of the obligations of that corporation.

     (D) ADJUSTMENT FOR CERTAIN CLAIMS. At the closing the parties shall adjust for:

          (i) prepaid or unpaid rent, fuel and utility charges; and

          (ii) unearned prepaid premiums on insurance policies to be assigned to MTNO.

11. POST-CLOSING TRANSACTIONS.

     (A) FURTHER INSTRUMENTS. After the Closing, on the reasonable request of either party, the other shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances, powers of attorney and other instruments and documents as may be required to grant, convey, assign and deliver to and vest in MTNO, and protect its interest in and use of, the Assets and Business purchased hereunder as may be appropriate, and otherwise to carry out the transactions contemplated by this Agreement.

     (B) ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. D&SE shall retain title to all accounts receivable arising prior to the Closing. To the extent such accounts receivable are not otherwise collected by D&SE, MTNO may collect such accounts receivable for the account of D&SE and shall remit the proceeds of such collection to D&SE promptly upon receipt. At all relevant times MTNO shall act as a trustee with respect to the collection of such accounts receivable for the benefit of D&SE and shall account to D&SE upon demand for such collections. All funds received by MTNO on behalf of D&SE shall be deemed trust funds and D&SE's property. To the extent that MTNO receives any payment on account (whether in the form of cash or gold) from any customer having an unpaid account balance with DS&E, such payment shall first be applied to the unpaid account balance owed to DS&E by such customer regardless of any contrary direction from the customer as to the account to which payment is to be credited. All accounts receivable in favor of MTNO arising after the Closing, regardless of the name in which the applicable purchase order was placed, shall belong to MTNO, subject to the priority of payment heretofore set forth. All accounts payable in respect of items received prior to the Closing shall be the responsibility of D&SE; all accounts payable in respect of items received after the Closing shall be the responsibility of MTNO, regardless of the name appearing on the invoice.

12. INDEMNIFICATION; REMEDIES.

     (A) SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants, and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive for a period of two years from the date of the Closing. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the date of Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

     (B) INDEMNIFICATION AND PAYMENT OF DAMAGES BY D&SE. D&SE will indemnify and hold harmless MTNO, and its representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (i) any breach of any representation or warranty made by D&SE in this Agreement or any certificate or document delivered by D&SE or the D&SE Shareholders pursuant to this Agreement;

          (ii) any material breach by D&SE or the D&SE Shareholders of any covenant or obligation of D&SE or the D&SE Shareholders in this Agreement;

          (iii) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with D&SE (or any person acting on its behalf) in connection with any of the transactions contemplated by this Agreement other than as set forth herein and only in the event such claiming party prevails; and

          (iv) any claim arising out of a transaction by DS&E prior to the Closing Date.

The remedies provided in this Section 12(b) will not be exclusive of or limit any other remedies that may be available to MTNO or the other indemnified persons.

     (C) INDEMNIFICATION AND PAYMENT OF DAMAGES BY MTNO. MTNO will indemnify and hold harmless D&SE, and will pay to D&SE the amount of any Damages arising, directly or indirectly, from or in connection with

          (i) any breach of any representation or warranty made by MTNO in this Agreement or in any certificate delivered by MTNO pursuant to this Agreement,

          (ii) any material breach by MTNO of any covenant or obligation of MTNO in this Agreement, or

          (iii) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with MTNO (or any person acting on its behalf) in connection with any of the transactions contemplated by this Agreement other than as set forth herein and only in the event such claiming party prevails;.

     (D) RIGHT OF SET-OFF. Upon notice to D&SE specifying in reasonable detail the basis for such set-off and the amount thereof, MTNO, subject to the further provisions hereof, may set off any amount to which it may be entitled under this
Section 12 against amounts otherwise payable under the Note. If D&SE contests the basis for such set-off or the amount thereof, it shall, not later than the close of business on the fifth day after its receipt of MTNO's notice, notify MTNO of its objection in writing, specifying the amount, if any, which it believes MTNO to be entitled to set off against the Note. In the event of any such objection, MTNO shall be entitled to withhold from the first payments thereafter due on the Note the amount specified by DS&E in its notice, provided however, that MTNO shall immediately pay to the Escrow Agent the amount entitled to be withheld or disputed, it being the intention of the parties to require MTNO to pay disputed amounts in escrow until a resolution of any and all claims relating thereto. After paying such amount to the Escrow Agent, all payments thereafter due on the Note shall be paid in accordance with the terms thereof. The escrow agents shall hold such amounts in escrow subject to the terms of the Escrow Deposit Agreement.

THE FAILURE OF MTNO TO DEPOSIT SUCH DISPUTED AMOUNTS WITH THE ESCROW AGENT SHALL BE DEEMED A MATERIAL DEFAULT HEREUNDER AND UNDER THE NOTE.

     (E) PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

          (i) Promptly after receipt by an indemnified party under Section 12(b) or 12(c), of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (ii) If any proceeding referred to in Section 12(e) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of or making of such proceeding, the indemnifying party will, unless the claim involves taxes, be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 12 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. The parties agree that the firms of Raice Paykin & Krieg LLP and Skolnick, Hochberg & Bernfeld, P.C. are among those satisfactory for purposes of this Section. If the indemnifying party assumes the defense of a proceeding, (i) unless the indemnifying party has, prior to assuming such defense, notified the indemnified party that that defense is being undertaken without prejudice to any later claim that the claims made in the proceeding are not within the scope of, or subject to, indemnification, it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

          (iii) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its written consent (which may not be unreasonably withheld).

          (iv) D&SE consents to the non-exclusive jurisdiction of any court in which a proceeding is brought against any indemnified person for purposes of any claim that an indemnified person may have under this Agreement with respect to such proceeding or the matters alleged therein.

     (F) PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

13.               TERMINATION.

     (A) TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

          (i) by either MTNO or D&SE if the other party has committed a material breach of any provision of this Agreement and such breach has not been waived;

          (ii) by MTNO if any of the conditions in Section 8 have not been satisfied as of the time of Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of MTNO to comply with its obligations under this Agreement) and MTNO has not waived such condition on or before the Closing;

          (iii) by D&SE, if any of the conditions in Section 9 has not been satisfied at the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of D&SE to comply with their obligations under this Agreement) and D&SE has not waived such condition on or before the Closing;

          (iv) by mutual consent of MTNO and D&SE; or

          (v) By either party to this Agreement in the event the Closing does not occur on before the expiration of sixty (60) days from the date hereof, time being of the essence with respect thereto. In the event the Closing does not occur within such period solely as a result of MTNO's failure or refusal to close and not as a result of Force Majeure or D&SE's default, then in such event, D&SE shall have the right to retain the Deposit as its liquidated damages and not as a penalty, which damages would be otherwise difficult or impossible to determine with precision. The Escrow Agent shall pay same to D&SE as provided in the Escrow Deposit Agreement, whereupon, the parties hereto shall have no further obligation to the other and this

Agreement shall have no further force and effect. In the event MTNO or D&SE shall elect to terminate this Agreement under the provisions of this subparagraph 13(a)(v) for any reason other than MTNO's failure or refusal to close as heretofore provided, then in such event, upon the return of the Deposit to MTNO, this Agreement shall be of no further force and effect and no party hereto shall have any further liability to the other.

     (B) EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 13(a)(i), then the non-breaching party shall be entitled to such remedies as are provided by law. If this Agreement is terminated pursuant to Sections 13(a)(ii), 13(a)(iii) or 13(a)(iv), then all further obligations of the parties under this Agreement shall terminate without any liability of either party to the other. If this Agreement is terminated pursuant to Section 13(a)(v), then the provisions of such section shall be applicable.

14. MISCELLANEOUS.

     (A) ENTIRE AGREEMENT; MODIFICATION. This Agreement, and the documents delivered pursuant hereto, constitute the entire agreement among the parties hereto and supersedes all prior agreements and understandings, both written and oral, between them with respect thereto, and neither party has made any representation, warranty, covenant or agreement except to the extent expressly set forth in this Agreement and such other documents. This Agreement may be amended only by a written instrument executed by MTNO and D&SE.

     (B) SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     (C) WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     (D) PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as MTNO determines. Unless consented to by MTNO in advance or required by legal requirements, prior to the Closing D&SE shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any person. D&SE and MTNO will consult with each other concerning the means by which D&SE's employees, customers, and suppliers and others having dealings with D&SE will be informed of the contemplated transactions, and MTNO will have the right to be present for any such communication.

     (E) RETENTION OF EMPLOYEES, CONTRACTORS, AGENTS. Nothing contained herein shall constitute an undertaking, on the part of MTNO to continue the employment of any employee, contractor or agent of D&SE except as set forth in the Consulting Agreement referred to in Section ____, and as to which MTNO's entire obligation is limited to that which is expressly set forth in such Consulting Agreement.

     (F) GOVERNING LAW; FORUM. This Agreement shall be construed and interpreted according to the laws of the State of New York applicable to contracts wholly executed and to be performed therein. Each party to this Agreement irrevocably consents and agrees that any legal action arising out of or in any way in connection with this Agreement shall only be maintained in the courts of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and each party hereto accepts and submits to the exclusive jurisdiction and venue of such courts.

     (G) NOTICES. All communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed as follows:

                         To MTNO:

                            MTN Holdings Inc. .
                            c/o Morty Spiegel, President
                            31 West 47th Street
                            New York, New York 10036

                         With copies (which shall not constitute notice) to:

                            Pinchus Raice, Esq.
                            Raice Paykin & Krieg LLP
                            185 Madison Avenue, Suite 1001
                            New York, New York 10017

                         To D&SE:

                            Robert Stoler, President
                            Dvir & Stoler Enterprises, Inc.
                            31 West 47th Street (6th floor)
                            New York, New York 10036


                         With copies (which shall constitute notice) to:

                            Skolnick, Hochberg & Bernfeld, P.C.
                            122 East 42nd Street
                            New York, N.Y. 10168

                            Attention:  Ralph R. Hochberg, Esq.

(H) JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          (I) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (J) HEADINGS. The Article and Section headings in this Agreement are for convenience or reference only and shall not be deemed to alter or affect any provisions thereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

MTN HOLDINGS INC.                                DVIR & STOLER ENTERPRISES, INC.



By:/s/ Morty Spiegel                             By:/s/ Robert Stoler
   -----------------------                          ---------------------------
   Morty Spiegel, President                          Robert Stoler, President

                                                                    Exhibit 1(c)

                               Assumed Liabilities

None other than lease liabilities to be assumed in accordance with Assignment and Assumption Agreement (Exhibit 10(a)(i))

                                                                    Exhibit 1(f)
                            Deposit Escrow Agreement

                                                                    Exhibit 1(i)
                                    Equipment

                                                             Exhibit 3(a)(ii)(B)
                                  Form of Note

                                                                    Exhibit 3(b)

                          Allocation of Purchase Price

                  Build-outs and permits:            $400,000

                  Equipment and machinery:           $400,000

                  Customer lists/goodwill:           $200,000

                                                                    Exhibit 3(c)
                           Form of Security Agreement

                                                                    Exhibit 4(l)


                                 EXISTING LIENS

1.       Security interest in accounts receivable held by HSBC Bank USA;

2. There is a UCC-1 filed by Dennis Metals, Inc. and covering equipment and other property. Underlying obligation is satisfied and Termination Statements to be filed.

                                                                    Exhibit 4(p)
                         Description of Leased Property

                                                                    Exhibit 4(r)
                                  Employee List

                                                                    Exhibit 4(s)
                               Executory contracts

None

                                                                    Exhibit 4(u)
                                      Taxes

1. New York State and New York City Franchise or General Corporation Business Taxes, if any, for 2001 to the extent estimated taxes have not been remitted.

2. Any and all Payroll Taxes to the extent not heretofore or hereafter paid.

3. Any and all taxes which may arise as a result of the transactions contemplated by the Agreement.

As between the parties, taxes described in 1 and 2 above remain the responsibility of D&SE.


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                                                                    Exhibit 4(v)
                                Violations of Law

None


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                                                                    Exhibit 6(f)
                              Consulting Agreement


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                                                                    Exhibit 8(e)
                     Indemnity and Non-Competition Agreement


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                                                                    Exhibit 8(f)

                 Opinion of Skolnick, Hochberg & Bernfeld, P.C.


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                                                                    Exhibit 9(c)
                       Opinion of Raice Paykin & Krieg LLP


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                                                                Exhibit 10(a)(i)
                       Assignment and Assumption Agreement